                                                                     Exhibit 3.3

                          AMENDED AND RESTATED BYLAWS
                                       OF
                              CELLSTAR CORPORATION
                          (as effective July 5, 2001)

                              ARTICLE I - OFFICES
                              -------------------

   SECTION ONE.  REGISTERED OFFICE.  The registered office of the corporation
   -----------   -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

   SECTION TWO.  OTHER OFFICES.  In addition to its registered office in the
   -----------   -------------
State of Delaware, the corporation may have an office or offices both within and without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or as the business of the corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS
                     -------------------------------------

   SECTION ONE.  PLACE OF MEETINGS.  All meetings of the stockholders for the
   -----------   -----------------
election of Directors shall be held in the City of Carrollton, County of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   SECTION TWO.  ANNUAL MEETINGS.  The annual meeting of the stockholders of the
   -----------   ---------------
corporation for the purpose of electing directors and transacting such other business as properly may be brought before the meeting shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

   SECTION THREE.  SPECIAL MEETINGS. Special meetings of the stockholders, for
   -------------   ----------------
any purpose or purposes, unless otherwise prescribed by statute, shall be called as provided in the Amended and Restated Certificate of Incorporation.

   SECTION FOUR.  NOTICE OF MEETINGS.  Notice of the date, hour,  place and
   ------------   ------------------
purposes of every meeting of the stockholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days previous thereto, to each stockholder of record then entitled to vote who shall have furnished a written address to the Secretary of the corporation for that purpose. Such further notice shall be given as may be required by law or the Amended and Restated Certificate of Incorporation. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice. Meetings may be held without notice if all stockholders then entitled to vote are present or represented thereat, or if notice is waived by those not present or represented.
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   SECTION FIVE.  QUORUM AND ADJOURNMENT OF MEETINGS.
   ------------   ----------------------------------

   (A) The holders of record of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of the business except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting, from time to time, by majority vote of those present, without notice other than announcement at the meeting, until the requisite number of shares of stock then entitled to vote shall be present. At such adjourned meeting at which such requisite number of shares of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

   (B) The number of shares required to constitute a quorum, as set forth above, may not be reduced to less than a majority of the shares issued and outstanding without approval of the stockholders.

   SECTION SIX.  VOTING; PROXY.  Each outstanding share of the corporation's
   -----------   -------------
capital stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are increased, limited or denied by the Amended and Restated Certificate of Incorporation. At each meeting of the stockholders, every stockholder then having the right to vote at such meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless said instrument provides for a longer period. No shares of stock of the corporation may be voted by proxy at any stockholder meeting by any person unless, prior to or at the time of the commencing of the meeting or reconvening of any adjournment thereof, such proxy shall have been filed with the Secretary of the corporation. A duly executed proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot, except as otherwise provided in the Amended and Restated Certificate of Incorporation or as may be required by law. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of statute or of the Amended and Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decisions of such questions. There shall be no cumulative voting.

   SECTION SEVEN.  ELECTION OF DIRECTORS. Directors shall be nominated and
   -------------   ---------------------
elected as provided in the Amended and Restated Certificate of Incorporation and shall be elected by a

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plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

   SECTION EIGHT.  STOCKHOLDERS LIST.  It shall be the duty of the officer who
   -------------   -----------------
shall have charge of the stock ledger to prepare or make, at least ten (10) days before every election, a complete list of stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for said ten (10) days to the examination of any stockholder during the usual hours for business and shall be produced and kept either at a place within the city where the meeting is to be held that is specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   SECTION NINE.  INSPECTORS OF ELECTION.  The corporation, in advance of each
   ------------   ----------------------
meeting of stockholders, shall appoint one (1) or more inspectors of election to assist the Secretary of the corporation in the conduct of elections at such meeting. If any inspector of election shall for any reason fail to attend and to act at such meeting, an inspector of election may be appointed by the chairman of the meeting.

   SECTION TEN.  ORDER OF BUSINESS.  At each meeting of the stockholders, one of
   -----------   -----------------
the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting:
Chairman of the Board, Chief Executive Officer, President, Vice Presidents (in the order of their seniority if more than one) and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. Except as may be limited by law or the Amended and Restated Certificate of Incorporation, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

   SECTION ONE.  BOARD OF DIRECTORS.  The business and affairs of the
   -----------   ------------------
corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things on its behalf as are not by statute or by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws directed or required to be exercised or done by stockholders. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate of Incorporation of the corporation, or these Amended and Restated Bylaws for the

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conduct of its meetings and management of the affairs of the corporation as the
Board may deem proper.

    SECTION TWO.  NUMBER; ELECTION; TENURE AND CLASSIFICATION.  The number of
    -----------   -------------------------------------------
directors constituting the Board shall be as determined pursuant to the Amended and Restated Certificate of Incorporation. Directors need not be stockholders. They shall be elected as provided in the Amended and Restated Certificate of Incorporation, and shall serve until their respective successors shall be elected and qualified or until their earlier resignation or removal.

   SECTION THREE.  MEETINGS.  Meetings of the Board of Directors shall be held
   -------------   --------
at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by resolution of the Board of Directors, and no notice of such regular meetings need be given. Special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer or of three (3) directors, by oral, telegraphic or written notice, duly delivered, sent or mailed to each director not less than three (3) days before such meeting. A meeting of the Board of Directors may be held, without notice, immediately after the annual meeting of the stockholders, at the same place at which such meeting was held. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

   SECTION FOUR.  QUORUM; VOTING.  A quorum for the transaction of business at
   ------------   --------------
all meetings of the Board of Directors shall consist of a majority of the directors then in office. If, however, such quorum shall not be present, the directors present shall have power to adjourn the meeting, from time to time, by majority vote, without notice other than announcement at the meeting, until the requisite number of directors shall be present. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws.

   SECTION FIVE.  VACANCIES.  Vacancies on the Board of Directors shall be
   ------------   ---------
filled in accordance with the provisions of the Amended and Restated Certificate of Incorporation.

   SECTION SIX.  RESIGNATION AND REMOVAL.  A director may resign at any time by
   -----------   -----------------------
giving written notice to the Board of Directors or to the Chief Executive Officer of the corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the Chief Executive Officer, unless otherwise specified therein. Removal of directors shall be governed by the provisions of the Amended and Restated Certificate of Incorporation.

   SECTION SEVEN.  COMPENSATION.  Each director shall receive for services
   -------------   ------------
rendered as a director of the corporation such compensation and reimbursements as may be fixed by the

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Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

   SECTION EIGHT.  TELEPHONIC MEETINGS OF BOARD OF DIRECTORS.  The Board of
   -------------   -----------------------------------------
Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

   SECTION NINE.  ACTION WITHOUT MEETING.  Unless otherwise restricted by the
   ------------   ----------------------
Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

                            ARTICLE IV - COMMITTEES
                            -----------------------

   SECTION ONE.  COMPENSATION COMMITTEE.
   -----------   ----------------------

   (A) There may be a Compensation Committee of the Board of Directors consisting of two (2) or more directors of the corporation designated by resolution passed by a majority of the entire Board of Directors. Members of the Compensation Committee shall have such powers as shall be conferred or authorized by the resolution establishing such Committee and shall hold office during their terms as directors; provided that the Board of Directors shall have the power at any time to remove any of the members thereof and to appoint other directors in lieu of the persons so removed. The Board of Directors shall also designate the Chairman of the Compensation Committee.

   (B) All action of the Compensation Committee shall be reported to the Board of Directors at its meeting next succeeding such action. Regular minutes of the proceedings of the Compensation Committee shall be kept in a book provided for that purpose. Vacancies in the Compensation Committee shall be filled by the Board of Directors.

   (C) A majority of the Compensation Committee shall be necessary to constitute a quorum, and, in every case, an affirmative vote of a majority of the members shall be necessary for the passage of any resolution. It shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the chairman or of any two (2) members of the Compensation Committee. If the Compensation Committee fails to fix its own rules, the provisions in these Amended and Restated Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply.

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   SECTION TWO.  AUDIT COMMITTEE.
   -----------   ---------------

   (A) There may be an Audit Committee of the Board of Directors consisting of at least three (3) members designated by resolution passed by a majority of the entire Board of Directors. The members shall meet the qualifications for members established by the Audit Committee in its rules or charter from time to time. Members of the Audit Committee shall hold office during their terms as directors, provided the Board of Directors shall have the power at any time to remove any of the members thereof and to appoint other directors in lieu of the persons so removed. The Board of Directors shall also designate the chairman of the Audit Committee. The Audit Committee shall review the scope of the independent auditors' examinations of the corporation's financial statements and receive and review their reports. The Audit Committee shall also meet with the independent auditors, receive recommendations or suggestions for changes in accounting procedures and initiate and supervise any special investigations it may choose to undertake."

   (B) All action of the Audit Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such provision or alteration. Regular minutes of the proceedings of the Audit Committee shall be kept in a book provided for that purpose. Vacancies in the Audit Committee shall be filled by the Board of Directors.

   (C) A majority of the members of the Audit Committee shall be necessary to constitute a quorum, and, in every case, an affirmative vote of a majority of the members shall be necessary for the passage of any resolution. It shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the chairman or of any two (2) members of the Audit Committee. If the Audit Committee fails to fix its own rules, the provisions in these Amended and Restated Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be.

   SECTION THREE.  DESIGNATION AND POWERS OF OTHER COMMITTEES.  The Board of
   -------------   ------------------------------------------
Directors may, in its discretion, by the affirmative vote of a majority of the entire Board of Directors, appoint such other committees of two or more directors which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committees.

   SECTION FOUR.  PROCEDURE; MEETINGS; QUORUM.  Regular meetings of any
   ------------   ---------------------------
committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board shall be sent by mail,

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telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate of Incorporation of the corporation or these Amended and Restated Bylaws for the conduct of its meetings as such committee may deem proper. A majority of a committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. Each committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the Board.

                                 ARTICLE V - OFFICERS
                                 --------------------

   SECTION ONE.  EXECUTIVE OFFICERS.  The Board of Directors, at its first
   -----------   ------------------
meeting after each annual meeting of stockholders, shall choose a Chairman of the Board who may or may not be an executive officer or employee of the Company, a Chief Executive Officer who shall be a member of the Board of Directors, a President and one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as it shall deem necessary, who need not be members of the Board of Directors. Any two or more offices may be held by the same person.

   SECTION TWO.  OTHER OFFICERS AND AGENTS.  The Board of Directors may, by
   ------------  -------------------------
resolution, at any time, appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such offices as shall be determined from time to time by the Board of Directors. To the extent it deems advisable and in the best interests of the corporation, the Board of Directors may, by resolution, at any time, delegate the authority granted by this Section to the Chairman of the Board, Chief Executive Officer and President of the Company, subject to ratification by the Board of Directors.

   SECTION THREE.  TENURE; RESIGNATION; REMOVAL AND VACANCIES.  The officers of
   -------------   -------------------------------- ---------
the corporation shall hold office until their death, their successors are elected and qualify in their stead or until their resignation or removal, whichever shall first occur; provided, however, that if the term of office of any officer elected or appointed pursuant to Section Two of this Article V shall have been fixed by the Board of Directors, he shall cease to hold such office not later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him. Any officer or agent elected or appointed by the Board

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of Directors may be removed at any time, with or without cause, by the affirmative vote of the majority of the entire Board of Directors; provided, however, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold such office for such term as may be specified by the Board of Directors.

   SECTION FOUR.  COMPENSATION.  The salaries of all executive officers of the
   ------------   ------------
corporation shall be fixed by the Compensation Committee of the Board of Directors unless overruled by the action of the Board of Directors. To the extent it deems advisable and in the best interests of the corporation, the Board of Directors may, by resolution, at any time, delegate the authority granted by this Section to the Chairman of the Board, Chief Executive Officer and President of the Corporation, subject to ratification by the Board of Directors or the Company Committee.

   SECTION FIVE.  AUTHORITY AND DUTIES.  All officers as between themselves and
   ------------   --------------------
the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Amended and Restated Bylaws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

   SECTION SIX.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside
   -----------   ---------------------
at all meetings of the stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as from time to time may be conferred upon him by the Board of Directors.

   SECTION SEVEN.  PRESIDENT.  The President of the corporation shall be the
   -------------   ---------
chief administrative officer of the corporation and, subject to the control of the Board of Directors and the Chief Executive Officer, will supervise and control all of the business and affairs of the corporation and, in connection therewith, shall be authorized to delegate to other officers of the corporation such of his powers and duties as the President at such times and in such manner as he may deem to be advisable. He shall possess power to sign all certificates, contracts and other instruments of the corporation. He shall perform all such other duties as are incident to his office or are properly required of him by the Chief Executive Officer or the Board of Directors. He shall vote, in the name of the corporation, stock or securities in other corporations or associations held by the corporation, unless another officer is designated by the Board of Directors for the purpose. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the corporation may require to be brought to their notice, and

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shall also perform such other duties as may be assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

   SECTION EIGHT.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer of the
   -------------   -----------------------
corporation shall have, subject only to the Board of Directors, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have all powers and duties or supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation and the power
to appoint and discharge agents and employees.    Except where by law the
signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.

   SECTION NINE.  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer of the
   ------------   -----------------------
corporation shall assist the Chief Executive Officer and President in the general control and management of the business affairs of the corporation and shall have such other authority and responsibilities and perform such other duties as the Chief Executive Officer or President shall delegate, or as the Chief Executive Officer or President or the Board of Directors shall assign to him. When specifically authorized by action of the Board of Directors, he shall possess power to sign all certificates, contracts and other instruments of the corporation. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the corporation may require to be brought to their notice.

   SECTION TEN.  VICE PRESIDENTS.  When specifically authorized by action of the
   ------------  ---------------
Board of Directors, each Vice President shall possess power to sign all certificates, contracts and other instruments of the corporation, and shall have such other authority and perform such other duties as may be assigned to them from time to time by the Board of Directors or as may be designated by these Amended and Restated Bylaws, the Chairman of the Board, the Chief Executive Officer or the President.

   SECTION ELEVEN.  CORPORATE SECRETARY.
   --------------   -------------------

   (A) The Corporate Secretary (hereinafter called the ("Secretary") shall attend all meetings of the Board of Directors and stockholders and act as secretary thereof, and shall record all votes and the minutes of all proceedings in a book for that purpose belonging to the corporation to be kept in his custody and shall perform like duties for all committees of the Board of Directors. He shall give or cause to be given notice of all meetings of the stockholders and of the directors. He shall keep in safe custody the seal of the corporation and shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

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   (B) The Secretary shall act as transfer agent of the corporation and/or registrar of its capital stock, with the usual duties pertaining thereto; provided, however, that the Board of Directors may, by resolution, as to any class of its capital stock appoint one or more persons one or more persons or corporations as transfer agents and/or registrars in his stead.

   (C) Each Assistant Secretary shall have the powers of the Secretary subject to the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors.

   SECTION TWELVE.  TREASURER.
   --------------   ---------

   (A) The Treasurer shall have custody of all funds and securities of the corporation which may come into his hands. He may endorse, on behalf of the corporation, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such banks or depositories as the Board of Directors may designate, or pursuant to the authority of general or special resolutions of the Board of Directors. Whenever required by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, he shall render a statement of his accounts. He shall enter regularly, in books of the corporation to be kept by him for the purpose, full and accurate accounts of all moneys received and paid by him on the account of the corporation; he shall at any reasonable time exhibit his books and accounts to any director of the corporation during business hours; and, he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He shall give a bond for the faithful discharge of his duties in such sum as the Board of Directors may require.

   (B) Each Assistant Treasurer shall have such of the other duties, and perform such of the duties, of the Treasurer, as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer.

   SECTION THIRTEEN.  DUTIES OF OFFICERS MAY BE DELEGATED.  For any reason that
   ----------------   -----------------------------------
the Directors may deem sufficient, the Board of Directors may delegate the powers or duties of any officer to any other person, for the time being, except where otherwise provided by statute.

                       ARTICLE VI - CERTIFICATES OF STOCK
                       ----------------------------------

   SECTION ONE.  FORM AND SIGNATURE.  Every stockholder shall have a certificate
   -----------   ------------------
signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Treasurer, Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. Such certificate shall be in such form as the Board of Directors may from time to time prescribe, and shall be countersigned and registered in such manner, if any, as the Board of Directors, by resolution, may prescribe. If the corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf, and a registrar, the signature

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of any such officer of the corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

   SECTION TWO.  REGISTRATION OF TRANSFER.  The shares of stock of the
   -----------   ------------------------
corporation shall be transferable on the books of the corporation by the holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer duly endorsed thereon or ascribed thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require; provided, however, that, if the corporation has a transfer agent, such transfers of stock in accordance with this Section Two of Article VI shall be the responsibility of such transfer agent.

   SECTION THREE.  CLOSING OF TRANSFER BOOKS.  The Board of Directors shall have
   -------------   -------------------------
the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment or any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and, in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

   SECTION FOUR.  ISSUANCE OF NEW SHARES OF STOCK.  In the event the corporation
   ------------   -------------------------------
issues new shares of stock, the stockholders shall not be entitled to preemptive rights.

   SECTION FIVE.  LOST CERTIFICATES.  The Board of Directors may direct a new
   ------------   -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, on the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

   SECTION SIX.  REGISTERED STOCKHOLDERS.  The corporation shall be entitled to
   ------------  -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for cause and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS
                        --------------------------------

   SECTION ONE.  CONTRACTS, DEEDS, OTHER INSTRUMENTS, ETC.  Contracts and other
   -----------   -----------------------------------  ---
instruments in writing may be made on behalf and in the name of the corporation as follows: (i) by the officers authorized so to do under Article V of these Amended and Restated Bylaws, and if required by law, under the corporation seal, attested by the Secretary or an Assistant Secretary; and (ii) by such officers and such other persons as the Chief Executive Officer or President of the corporation may, in writing, authorize so to do with respect to specified types of contracts and other instruments, such authorizations to also specify whether the corporate seal and attestation by the Secretary or an Assistant Secretary shall be required; and, if so executed, shall be binding upon the corporation, provided, however, that the Board of Directors may, by resolution, authorize the execution of contracts, deeds and other instruments in writing generally or in specific instances in such manner and by such persons as may therein be designated. No person shall have authority, on behalf of the corporation, to sign checks, drafts or other instruments for the payment of money or notes or acceptances unless specifically authorized by the Board of Directors or these Amended and Restated Bylaws.

   SECTION TWO.  NOTICES.
   -----------   -------

   (A) Whenever by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws notice is required to be given to any director, officer or stockholder, and no provisions is made as to how such notice shall be given, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postage prepaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or in default of other address, to such director, officer or stockholder at the General Post office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

   (B) Any stockholder, director or officer may waive any notice required to be given by law or under these Amended and Restated bylaws.

   SECTION THREE.  FISCAL YEAR.  The fiscal year shall begin the first day of
   --------------  -----------
December in each year.

   SECTION FOUR.  BOARD OF DIRECTORS' ANNUAL STATEMENT.  The Board of Directors
   ------------   ------------------------------------
shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

   SECTION FIVE.  AMENDMENTS.  These Amended and Restated Bylaws may be altered,
   ------------   ----------
amended or repealed or new Bylaws may be adopted by a majority of the entire Board of Directors, without any action on the part of the stockholders, at any meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting; provided, however, that any such alteration, amendment, repeal or adoption must be effected in accordance with the Amended and Restated Certificate of Incorporation. The stockholders of the corporation shall have the power to adopt, amend or repeal any provisions of the Amended and Restated Bylaws only to the extent and in the manner provided in the Amended and Restated Certificate of Incorporation of the corporation. Notwithstanding any other provision contained herein to the contrary, these Amended and Restated Bylaws shall not be amended so as to make them inconsistent with any provision of the Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (as defined in the Amended and Restated Certificate of Incorporation), voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with the preceding sentence.

   SECTION SIX.  APPLICATION OF THESE AMENDED AND RESTATED BYLAWS. In the event
   -----------   -------------------------------- ---------------
that any provision of these Amended and Restated Bylaws is or may be in conflict with any law of the United States, of the State of Delaware, or of any other governmental body or power having jurisdiction of this corporation, or over the subject matter to which such provision of these Amended and Restated Bylaws applies, or may apply, such provision of these Amended and Restated Bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.

   SECTION SEVEN.  INDEMNIFICATION BY CORPORATION.
   -------------   ------------------------------

   (A) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation (funds paid or required to be paid to any person as a result of the provisions of this Section Seven shall be returned to the corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actu ally and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                          ---------------
equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of any duty, nor of any other issue or matter.

   (B) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation (funds paid or required to be paid to any person as a result of the provisions of this Section Seven shall be returned to the corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (C) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (A) or (B) of this Section Seven, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (D) Any indemnification under paragraph (A) or (B) of this Section Seven (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (A) and (B) of this Section Seven. Such determination shall be made as follows: (i) by majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum of the Board of Directors; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iii) by the holders of a majority of the shares of capital stock of the corporation entitled to vote thereon.

   (E) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid in advance of final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section Seven. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   (F) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section Seven shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

   (G) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section Seven shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   SECTION EIGHT.  CORPORATE SEAL.  The corporate seal shall have inscribed
   -------------   --------------
thereon the name of the corporation and the words "Corporate Seal, Delaware".

   SECTION NINE.  CONFLICTS WITH AMENDED AND RESTATED CERTIFICATE OF
   ------------   --------------------------------------------------
INCORPORATION.  In the event of a conflict between the provisions of these
-------------
Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation, the provisions of the Amended and Restated Certificate of Incorporation shall control. The affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (as defined in the Amended and Restated Certificate of Incorporation), voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Section Nine.